Exhibit 23.4

BUSINESS LAW GROUP	ADVOCATEN | AVOCATS

October 11, 2016

Hunter Maritime Acquisition Corp.

c/o MI Management Company

Trust Company Complex, Suite 206

Ajeltake Road

P.O. Box 3055

Majuro, Marshall Islands

MH96960

Dear Sir/Madam:

Reference is made to the Form F-1 registration statement and the prospectus contained therein, including any amendments or supplements thereto, (the “Registration Statement”) of Hunter Maritime Acquisition Corp. to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. We hereby consent to (i) all references to our name in the Registration Statement and to the inclusion therein of the discussion of advice provided by us in the sections of the Registration Statement entitled “Summary—The Offering” and “Risk Factors” and (ii) the filing of this letter as an exhibit to the Registration Statement.

Very Truly Yours,

/s/ Nico Goossens
Nico Goossens
Partner

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